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EXHIBIT 99.1

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I hereby consent to the references to my name appearing in the Registration Statement on Form S-1 and all subsequent amendments and in the accompanying prospectus forming a part thereof relating to the initial public offering of shares of common stock of GFI Group Inc. and related transactions.

By:	/s/ MARISA CASSONI Marisa Cassoni

January 11, 2005

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CONSENT OF PROPOSED DIRECTOR